EXHIBIT 99.1

Trinseo Re-aligns Business Divisions and Announces Executive Leadership Changes

Berwyn, PA – October 8, 2014 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex and rubber, announced that it will realign its business divisions, creating two new business groups called Performance Materials and Basic Plastics and Feedstocks.

“This new alignment of businesses better reflects the nature of our businesses. By grouping together businesses with similar strategies and aspirations, we can manage and operate them more effectively,” said Chris Pappas, President and CEO of Styron. “With greater focus and leadership alignment in these new division structures, we intend to accelerate the growth of our Performance Materials businesses, and optimize profitability of the Basic Plastics and Feedstocks businesses for cash generation.”

The Performance Materials division will include the following reporting segments: Rubber, Latex and Performance Plastics (consisting of the Automotive and Consumer Essential Markets businesses). The Basic Plastics and Feedstocks division will also represent a separate segment for reporting purposes and will include the following businesses: Styrenic Polymers (Polystyrene, ABS, SAN), Polycarbonate, and Styrene Monomer.

Pappas announced the following changes to the executive team:

•	Martin Pugh, Senior Vice President and Business President for Plastics, has been named Senior Vice President and Business President for Performance Materials. He will have responsibility for Rubber, Latex, and Performance Plastics (Automotive and Consumer Essential Markets).

•	Jeff Denton, Vice President, Feedstocks and Corporate Services, has been named Vice President for Corporate Development and Business Services. In addition to his existing responsibilities for Supply Chain, Information Technology, Purchasing, Customer Service, and Facilities Management, he will add responsibility for Corporate Development and Mergers and Acquisitions.

•	A new position, Senior Vice President and Business President for Basic Plastics and Feedstocks, is expected to be filled in the first half of 2015. Until the position is filled, Mr. Denton will retain interim responsibility for Feedstocks, and Mr. Pugh will have interim responsibility for Styrenic Polymers and Polycarbonate.

•	Curt Shaw, Executive Vice President, General Counsel and Corporate Secretary, will retire at the end of 2014. Shaw joined the company in 2010 and has had a distinguished 40-year career as an accomplished corporate lawyer with extensive experience in the global chemicals and materials industry. The succession process is underway.

Changes to Trinseo’s financial reporting will be effective January 1, 2015. The changes in executive roles are effective immediately except as otherwise noted.

About Trinseo

Trinseo (NYSE:TSE) is a global materials company and manufacturer of plastics, latex and rubber. Trinseo’s technology is used by customers in industries such as home appliances, automotive, building & construction, carpet, consumer electronics, consumer goods, electrical & lighting, medical, packaging, paper & paperboard, rubber goods and tires.

Formerly known as Styron, Trinseo previously announced plans to change the name of all Styron affiliated companies to Trinseo. Some, but not all, of the Styron companies have completed the name change process and are currently known as Trinseo; Styron companies that have not completed this process will continue to do business as Styron until their respective name changes are complete. Styron’s operating companies also continue to do business as Styron at this time.

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, the impact of the business alignment and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: compliance with environmental, health and safety laws; changes in laws and regulations applicable to our business; system security risk issues that could disrupt our internal operations or information technology services; and the loss of customers. Additional risks and uncertainties are set forth in the Company’s reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www.trinseo.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Legal Disclaimer

Any technical descriptions and product information provided in the above announcement are not legally binding. The quality, price and performance of our products will be specified in individual contracts with our customers. Unless otherwise explicitly agreed, the official product specification shall prevail in the form published from time to time.

For Editorial Information:

Donna St.Germain

Press Contact

Trinseo

+1 610 240 3307

stgermain@styron.com